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                                                                   Exhibit 10.43


                             EMPLOYMENT AGREEMENT
                             --------------------


THIS AGREEMENT, dated as of March 31, 1999 by and between McKesson HBOC, Inc. (the "Company"), a Delaware corporation with its principal office at One Post Street, San Francisco, California, and Mark T. Majeske ("Executive").

                                R E C I T A L S
                                - - - - - - - -

A. The Company, in its business, develops and uses certain trade secrets, pricing and marketing strategies, new products, customer lists, computer software, and other confidential and proprietary information and data (as hereinafter defined, "Confidential Information"). Such Confidential Information will necessarily be communicated to or acquired by Executive by virtue of his employment with the Company, and the Company has spent time, effort and money to develop such Confidential Information and to promote and increase its goodwill; and

B. The Company desires to retain the services of, and employ, Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement and, in so doing, to protect its Confidential Information and goodwill, and Executive is willing to accept employment by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.   Employment. Subject to the terms and conditions of this Employment
     ----------
     Agreement, the Company agrees to employ Executive, and Executive agrees to accept employment from, and remain in the employ of, the Company for the period stated in Paragraph 3 hereof.

2.   Position and Responsibilities. During the period of his employment
     -----------------------------
     hereunder, Executive agrees to serve the Company, and the Company shall employ Executive, as Senior Vice President and President, Customer Operations or in such other senior corporate executive capacity or capacities as may be specified from time to time by the Chief Executive Officer of the Company.

3.   Term and Duties.
     ---------------

     (a)  Term of Employment. The period of Executive's employment under this
          ------------------
          Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until March 31, 2003.

     (b)  Duties. During the period of his employment hereunder and except for
          ------
          illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote his best efforts and all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company; provided, however, that,
                   --------  -------

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          with the approval of the Chief Executive Officer of the Company,
          Executive may serve, or continue to serve, on the boards of directors of, hold any other offices or positions in, companies or organizations which, in such officer's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. The services which are to be employed by Executive hereunder are to be rendered in the State of Illinois, or in such other place or places in the United States or elsewhere as may be determined from time to time by the Board of Directors of the Company, but are to be rendered primarily at the Company's principal place of business in the State of Illinois. Unless and until otherwise agreed between the Company and the Executive, the Executive shall be at liberty to maintain his residence in or around the Chicago Area, State of Illinois.

4.   Compensation and Reimbursement of Expenses; Other Benefits;
     ----------------------------------------------------------

     (a)  Compensation. During the period of employment under this Agreement,
          ------------
          Executive shall be paid a salary, in monthly or semi-monthly installments, at the rate of Four Hundred Twenty Five Thousand Dollars ($425,000.00) per year, or such higher salary as may be from time to time approved by the Board of Directors (or any duly authorized Committee thereof) of the Company (any such higher salary so approved to be thereafter the minimum salary payable to Executive during the remainder of the term hereof), plus such additional incentive compensation, if any, as may be voted to him yearly by the Board of Directors (or any duly authorized Committee thereof). Executive shall also receive an automobile allowance from Company of One Thousand Dollars ($1000) per month during the term of this Agreement.

     (b)  Reimbursement of Expenses. The Company shall pay or reimburse
          -------------------------
          Executive, in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with such assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

     (c)  Other Benefits.  During the period of employment under this Agreement,
          --------------
          Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's management and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefor, including without limitation, group health and life insurance benefits, short and long-term disability plans, deferred compensation plans, and participation in the Company's Profit-Sharing Investment Plan, Employee Stock Purchase Plan, Executive Medical Plan, 1989 Management Incentive Plan, Long Term Incentive Plan, 1984 Executive Benefit Retirement Plan ("EBRP"), 1988 Executive Survivor Benefits Plan ("ESBP"), Stock Purchase Plan and 1994 Restricted Stock and Stock Option Plan (or any similar plan or arrangement), and the Company agrees that none of such benefits shall be altered in any manner in such a way as to reduce any then existing entitlement of Executive thereunder.

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     (d)  EBRP and ESBP Designations. Subject to the terms of the respective
          --------------------------
          Plans, Executive is hereby designated as a participant in both the EBRP and the EBSP. Upon satisfaction of the minimum service requirement with Company for vesting of benefits pursuant to the terms of the EBRP, Executive shall receive credit for all prior service with HBO & Company for purposes of said Plan.

5.   Initial Incentive Grants. Executive shall receive the
     ------------------------
     following initial incentive awards specified in subparagraphs (a) through
     (c) below:

     (a)  Retention Bonus. Company shall pay Executive a special, one-time bonus
          ---------------
          of One Million Five Hundred Thousand Dollars ($1,500,000.00) as soon as practicable following execution of this Agreement. This bonus is not to be construed as a salary type payment but rather a retention payment, to be retained by Executive if and only if he remains employed by Company one year following execution of this Agreement. Executive acknowledges and agrees that, in the event he voluntarily leaves the Company's employment within one (1) year of the date hereof, he shall promptly (and in no event later than thirty (30) days following cessation of employment) return one-half of said bonus (i.e., $750,000.00) to Company.
           ----

     (b)  Stock Options. Executive has received a grant of One Million
          -------------
          (1,000,000) non-qualified stock options, which options will vest at the rate of fifty percent (50%) at the end of two years from the date hereof, seventy-five percent (75%) at the end of three years and one hundred percent (100%) at the end of the fourth year from the date hereof. Such options are otherwise subject to the terms and conditions of the plan or arrangement pursuant to which they were issued.

     (c)  LTIP Cash Award. Company shall grant Executive a Long-Term Incentive
          ---------------
          Plan award of Five Million Dollars ($5,000,000.00), payable, if earned, fifty percent (50%) at the end of three years, and fifty percent (50%) at the end of five years, in each case, from the date hereof. Executive acknowledges that payments of the award are contingent and based upon Company's total shareholder return ("TSR"). Full awards will be paid if, at the end of each measurement period, the TSR is at or above the 75th percentile of the S&P 500 (excluding therefrom financial institutions). Partial awards will be paid as follows: 75% if TSR is between the 60th and 75th percentile; 50% if TSR is between the 50th and 60th percentile; and 25% if TSR is below the 50th percentile.

6.   Benefits Payable Upon Disability or Death.
     -----------------------------------------

     (a)  Disability Benefits. If Executive shall be prevented during the term
          -------------------
          of this Agreement from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Executive his then current salary hereunder during the period of his disability; provided, however, that if Executive is disabled for a continuous period exceeding twelve (12) calendar months, then the Company's obligations hereunder shall cease and terminate.

     (b)  Death Benefits. In the event of the death of Executive during the term
          --------------
          of this Agreement, Executive's salary payable hereunder shall continue to be paid to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's designee or representative (as the case may be) through the six-month period following

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          the end of the calendar month in which death occurs. Thereafter, all of Company's obligations hereunder shall cease and terminate.

     (c)  Other Plans. The provisions of this Paragraph 6 shall not affect any
          -----------
          rights of Executive's heirs, administrators, executors, legatees, beneficiaries or assigns under the Company's Profit-Sharing Investment Plan, EBRP, Long Term Incentive Plan, ESBP, Restricted Stock and Stock Option Plan (or any similar plan or arrangement), any stock purchase plan or any other employee benefit plan of the Company, and any such rights shall be governed by the terms of the respective plans.

7.   Obligations of Executive During and After Employment.
     ----------------------------------------------------

     (a)  No Competition. Executive agrees that during the term of his
          --------------
          employment under this Agreement, and for the "Restricted Period" (as hereinafter defined) thereafter following the termination of Executive's employment with the Company for any reason, he will not, within the United States, (i) participate, engage or have any interest in, directly or indirectly, any person, firm, corporation, or business (whether as an employee, officer, director, agent, creditor, or consultant or in any other capacity which calls for the rendering of personal services, advice, acts of management, operation or control) which carries on any business or activity competitive with the Company or any affiliated company about whose business and operations he has acquired confidential information (including, without limitation, any products or services sold, investigated, developed or otherwise pursued by the Company or any affiliated company at any time or from time to time). For purposes of this Paragraph 7(a), the "Restricted Period" shall be deemed to be one year.

     (b)  Unauthorized Use of Confidential Information. Executive acknowledges
          --------------------------------------------
          and agrees that (i) during the course of his employment with HBO & Company ("HBOC") and with the Company, Executive has or will have produced and/or has had or will have access to Confidential Information, as hereinafter defined, and (ii) the unauthorized use or sale of any such Confidential Information at any time would harm the Company and would constitute unfair competition with Company. Therefore, during his employment by Company or by an affiliated company, and for a period of five (5) years after termination of such employment, Executive agrees to hold in confidence Confidential Information and not, directly or indirectly, disclose, publish, or otherwise make available to the public or to any individual, firm or corporation, or use, copy or make lists of any Confidential Information, except to the extent expressly authorized by Company in writing. Executive further agrees that all Confidential Information, together with all records, files, drawings, documents, equipment, and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of Company, or of an affiliated company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to Company upon termination of employment with Company and its affiliated companies.

     (c)  Confidential Information Defined. For purposes of this Agreement,
          --------------------------------
          "Confidential Information" means all information (whether reduced to written, electronic, magnetic

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          or other tangible form) acquired in any way by Executive during the course of his employment with the Company concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, (i) all information concerning trade secrets of the Company, including computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions of Company and its affiliated companies, (ii) all sales and financial information concerning the Company, (iii) all customer and supplier lists, (iv) all information concerning products or projects under development or marketing plans for any of those products or projects, and (v) all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which was furnished to him by the Company or any of its agents or customers; provided, however, that Confidential Information does not include information which (A) becomes available to the public other than as a result of a disclosure by Executive, (B) was available to him on a non-confidential basis outside of his employment with the Company, or
          (C) becomes available to him on a non-confidential basis from a source other than the Company or any of its agents, creditors, suppliers, lessors, lessees or customers. "Company" as used herein includes all affiliates of the Company including, without limitation, HBOC.

     (d)  Nonsolicitation. Executive recognizes and acknowledges that it is
          ---------------
          essential for the proper protection of the business of the Company that Executive be restrained for a reasonable period following the termination of Executive's employment with the Company from: (1) soliciting or inducing any employee of the Company to leave the employ of the Company; (2) hiring or attempting to hire any employee of the Company; or (3) soliciting the trade of or trading with the customers of the Company for any competitive business purpose. Accordingly, Executive agrees that during the term of his employment under this Agreement, and for the Restricted Period thereafter following the termination of Executive's employment with the Company for any reason, Executive shall not, directly or indirectly, (i) hire, solicit, aid in or encourage the hiring and/or solicitation of, contract with, aid in or encourage the contracting with, or induce or encourage to leave the employment of the Company, any employee of the Company; and (ii) solicit, aid in or encourage the solicitation of, contract with, aid in or encourage the contracting with, service, or contact any person or entity which is, or was, within three years prior to the termination of Executive's employment with the Company, a customer or client of the Company or HBOC, for the purpose of offering or selling a product or service competitive with any of those offered by the Company. For purposes of this Paragraph 7(d), the "Restricted Period" shall be deemed to be two (2) years.

     (e)  Remedy for Breach. Executive agrees that in the event of a breach or
          ------------------
          threatened breach of any of the covenants contained in this Paragraph 7, the Company shall have the right and remedy to have such covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed than any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     (f)  Blue-Penciling. Executive acknowledges and agrees that the
          --------------
          noncompetition and nonsolicitation agreements contained herein are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose

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          limitations greater than that are necessary to protect the goodwill,
          Confidential Information, and other business interests of the Company, Nevertheless, if any court determines that any of said noncompetition and other restrictive covenants and agreements, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

     (g)  Survivability. Paragraphs 7(a), (b) and (d) shall survive the
          -------------
          termination or expiration of this Agreement.

8.   Termination.
     -----------

     (a)  For Cause. Notwithstanding anything herein to the contrary, the
          ---------
          Company may, without liability, terminate Executive's employment hereunder for cause at any time upon written notice from the Board of Directors (or any duly authorized Committee thereof) specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however that such written notice
                         --------  -------
          shall not be delivered until after the Board of Directors (or any duly authorized Committee thereof) shall have given Executive written notice specifying the conduct alleged to have constituted such cause and Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice. As used herein, the term "cause" shall mean (i) Executive's willful misconduct, habitual neglect, dishonesty or other intentional actions (or failures to act) which are materially and demonstrably injurious to the Company, or (ii) a material breach by Executive of one or more terms of this Agreement.

     (b)  Other than for Cause; Performance, Reorganization. Notwithstanding
          -------------------------------------------------
          anything herein to the contrary, Company may also terminate Executive's employment (without regard to any general or specific policies of Company relating to the employment or termination of its employees) should (i) Executive fail to perform his duties hereunder in a manner satisfactory to the Chief Executive Officer of Company, provided that Executive shall first be given written notice of such unsatisfactory performance and a period of ninety (90) days to improve such performance to a level deemed acceptable to the Chief Executive Officer or, (ii) Executive's position be eliminated as a result of a reorganization or restructuring of Company or its affiliated companies.

     (c)  Obligations of Company on Termination of Employment.
          ---------------------------------------------------

          i) If Company terminates Executive's employment pursuant to subparagraph 8(a) above, then all of Company obligations hereunder shall immediately cease and terminate. Executive shall thereupon have no further right or entitlement to additional salary, incentive compensation payments or awards, or any perquisites from Company whatsoever, and Executive's rights, if any, under Company's employee and executive benefit plans shall be determined solely in accordance with the express terms of the respective plans;

          ii) If Company terminates Executive's employment pursuant to subparagraph 8(b) above, then, in lieu of any benefits payable pursuant to Company's Executive Severance Policy (so long as the compensation and benefits payable hereunder

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               are equal to or greater than those payable under said Policy) and in complete satisfaction and discharge of all of its obligations to Executive hereunder, Company shall, provided Executive is not in breach of the provisions of Paragraph 7 hereof, and except as provided in Section 9(c) below, (a) continue Executive's then base salary, without increase, for the remainder of the term of this Agreement, provided, however that Company's obligation to
                               --------  -------
               make such salary payments shall be reduced by any compensation received by Executive from a subsequent employer during such term, (b) consider Executive for a bonus under the terms of Company's Management Incentive Plan for the fiscal year in which termination occurs (but not for any subsequent year) provided that any such bonus, if earned, shall be pro-rated to reflect the portion of the year for which Executive was actively employed,
               (c) continue Executive's automobile allowance and Executive Medical Plan benefits until the earlier of the expiration date of this Agreement or the effective date of Executive's medical coverage under a subsequent employer's plan of policy, (d)
               subject to both (x) the express special forfeiture and repayment provisions of the respective plans (or the terms and conditions applicable thereto) and (y) the provisions of subparagraph
               (c)(iv) below, continue the accrual and vesting of Executive's rights, benefits and existing awards for the remainder of the term of this Agreement for purposes of the EBRP, ESBP, and the Stock Option and Restricted Stock Plan (or any similar plan or arrangement), provided, however, that (unless the Board of
                             --------  -------
               Directors, or any duly authorized Committee, in its sole discretion, determines otherwise) Executive shall in no event receive or be entitled either to additional grants or awards subsequent to the date of termination, or "Approved Retirement" status, under the foregoing plans, (e) continue Executive's participation in the Company's Long Term Incentive Plan for the remainder of the term of this Agreement (pro-rating performance periods as of the date Executive ceased rendering services to Company), provided, that Executive shall not participate in any
                         --------  ----
               way whatsoever in any performance period commencing subsequent to the date of termination, and (f) terminate Executive's participation in Company's tax-qualified profit-sharing plans and stock purchase plans, pursuant to the terms of the respective plans, as of the date of Executive's termination of employment.

          iii) Company and Executive agree that if Executive resigns or otherwise voluntarily leaves his employment with Company prior to the expiration of this Agreement (other than for Good Reason as defined in the Termination Agreement between the parties dated August 28, 1996 (the "Termination Agreement")), Company shall be under no further obligation to make any additional payments or provide any benefits hereunder.

          iv) For purposes of subparagraph (c)(ii) above, (a) any stock options granted to Executive prior to January 1, 1999 shall continue to vest according to their original vesting schedule during the term of this Agreement, and (b) any stock options granted to Executive subsequent to January 1, 1999 which are not vested as of the date Executive ceases to render services to Company shall be cancelled and of no further force or effect.

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9.   General Provisions.
     ------------------

     (a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     (b) This Agreement (together with the Termination Agreement) and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4(c) constitute the entire agreement between the parties hereto in respect of the employment of Executive by Company. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties.

     (c) In the event Executive's employment with Company shall terminate under circumstances otherwise providing Executive with a right to benefits under both Section 5 of the Termination Agreement and Section 8(c)(ii) of this Agreement, Executive shall be entitled to receive the greater
                                                                        -------
          of the benefits provided therein, calculated individually, without duplication.

     (d) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in San Francisco, California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

     (e) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

     (f) This Agreement may not be amended of modified except by a written instrument executed by Company and Executive.

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     (g)  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


                                    McKESSON HBOC, INC.
                                    A Delaware Corporation



                                    By /s/
                                       --------------------------
                                       Senior Vice President

ATTEST:


/s/ Ivan D. Meyerson                   /s/ Mark T. Majeske
------------------------------         --------------------------
    Senior Vice President                  Executive


By the Authority of the
Compensation Committee
of the Board of Directors
of McKesson HBOC, Inc.
on January 27, 1999.

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